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                        DEAN WITTER RETIREMENT SERIES
                      U.S. GOVERNMENT SECURITIES SERIES
                  PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD AUGUST 19, 1998

The undersigned shareholder of the U.S. Government Securities Series ("U.S. Government Securities"), one of eleven portfolios of Dean Witter Retirement Series, does hereby appoint BARRY FINK, ROBERT M. SCANLAN, and ROBERT GIAMBRONE and each of them, as attorneys-in-fact and proxies of the undersigned, each with the full power of substitution, to attend the Special Meeting of Shareholders of U.S. Government Securities to be held on August 19, 1998, at the Career Development Room, 61st Floor, Two World Trade Center, New York, New York at 9:00 A.M., New York time, and at all adjournments thereof and to vote the shares held in the name of the undersigned on the record date for said meeting for the Proposal specified on the reverse side hereof. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.







                         (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF TRUSTEES.

     IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.


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[X] PLEASE MARK BOXES
    IN BLACK OR BLUE INK

  The Proposal:                                         FOR  AGAINST  ABSTAIN
  Approval of the Agreement and Plan of                 [ ]    [ ]      [ ]
  Reorganization, dated as of April 30, 1998, pursuant to which substantially all of the assets of U.S. Government Securities would be combined with those of Dean Witter U.S. Government Securities Trust and shareholders of U.S. Government Securities would become shareholders of Dean Witter U.S. Government Securities Trust receiving shares in Dean Witter U.S. Government Securities Trust with a value equal to the value of their holdings in U.S. Government Securities.

  Please Sign personally. If the shares are registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for corporations.

                                           Date
                                                -------------------------

Please make sure to sign and date this Proxy using black or blue ink.


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                      Shareholder sign in the box above




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                   Co-Owner (if any) sign in the box above



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PRX 00107                  PLEASE DETACH AT PERFORATION







                        DEAN WITTER RETIREMENT SERIES
                      U.S. GOVERNMENT SECURITIES SERIES

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                                  IMPORTANT

                   PLEASE SEND IN YOUR PROXY.........TODAY!

 YOU ARE URGED TO DATE AND SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL HELP SAVE THE EXPENSE OF FOLLOW-UP LETTERS TO SHAREHOLDERS WHO HAVE NOT RESPONDED.

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